SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

John Hancock Life Insurance Company

(Exact name of registrant as specified in its charter)

Massachusetts	333-45862	04-1414660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

John Hancock Place

PO Box 111

Boston, Massachusetts 02117

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 572-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-85488) filed by John Hancock Life Insurance Company (the “Company”) on April 3, 2002, as amended, with the Securities and Exchange Commission covering a Medium-Term Note program for its SignatureNotes (“SignatureNotes”) issuable under an indenture dated as of June 15, 2002, as amended through the date hereof, between the Company and JPMorgan Chase Bank (as so amended, the “Indenture”). The Company will issue on March 24, 2005 $2,304,000 aggregate principal amount of floating rate SignatureNotes due March 15, 2010.

An Issuance Order, which constitutes a supplement to the Indenture, related to the floating rate SignatureNotes and opinions of counsel related thereto are filed as exhibits to this Form 8-K and are incorporated by reference into this Item 8.01. The foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

4	Issuance Order

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities.

8.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding certain U.S. income tax aspects of the registered securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN HANCOCK LIFE INSURANCE COMPANY

Date: March 21, 2005

/s/ JEANNE M. LIVERMORE
Jeanne M. Livermore Executive Vice President